UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 21, 2018

Coastway Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36263	46-4149994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
One Coastway Blvd., Warwick, Rhode Island		02886
(Address of principal executive offices)		(Zip Code)

(401) 330-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Coastway Bancorp, Inc. (the "Company") was held on June 21, 2018.  The matters listed below were submitted to a vote of the stockholders and the proposals are described in detail in the proxy statement filed with the Securities and Exchange Commission on May 17, 2018. The final results of the stockholder votes were as follows:

Proposal 1 – Approval of the Agreement and Plan of Merger with HarborOne Bancorp, Inc.

The stockholders approved and adopted the Agreement and Plan of Merger, dated as of March 14, 2018, by and among HarborOne Bancorp, Inc., Coastway Bancorp, Inc. and Massachusetts Acquisitions, LLC, pursuant to which Massachusetts Acquisitions, LLC will merge with and into the Company, with the Company as the surviving corporation, as follows:

For	3,062,916
Against	13,607
Abstain	2,652
Broker non-votes	0

Proposal 2 – Approval of Adjournment of Special Meeting

The stockholders approved the adjournment of the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve the Agreement and Plan of Merger, as follows:

For	3,036,905
Against	31,917
Abstain	10,353
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTWAY BANCORP, INC.
(Registrant)

Date: June 22, 2018	By: /s/ William A. White
William A. White
President and Chief Executive Officer